SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 24, 2009

DENDREON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30681 (Commission File Number)	22-3203193 (I.R.S. Employer Identification Number)
3005 First Avenue
Seattle, Washington
98121
(Address of principal executive offices) (zip code)
(206) 256-4545
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On September 24, 2009, Dendreon Corporation (the “Company”) entered into a Leukapheresis Services Agreement (the “Agreement”) with the American National Red Cross (“ARC”) pursuant to which ARC will provide clinical, and, in the event of licensure by the FDA of Provenge®, the Company’s investigational product candidate, commercial leukapheresis services at Dendreon approved sites in the U.S. for patients referred to ARC by Dendreon. The initial term of the Agreement is five years, and thereafter the Agreement will automatically renew for additional 1 year periods. Either party may terminate the agreement without cause upon 12 months prior notice to the other party. Under the Agreement, Dendreon will pay ARC a fee per commercial procedure dependent upon the volume of procedures performed by ARC for Dendreon per month.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

99.1	Press release dated September 24, 2009.

99.2	Leukapheresis Services Agreement dated September 24, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION
By:	/s/ Richard F. Hamm, Jr.
Richard F. Hamm, Jr.
Senior Vice President, Corporate Development, General Counsel and Secretary

Date: September 29, 2009

EXHIBIT INDEX

Number	Description
99.1	Press release dated September 24, 2009.

99.2	Leukapheresis Services Agreement dated September 24, 2009.